CONVERSION AGREEMENT

This Conversion Agreement is made by and between 22nd Century Limited, LLC, a Delaware limited liability company (“22nd Century”), and ______________________, a ______________ [corporation/partnership/limited liability company] (the “Holder”), effective as of December ____, 2010.

WHEREAS, 22nd Century previously issued to Holder a promissory note, dated __________, in the original principal amount of ___________________ Dollars ($________________) made payable to Holder (the “Note”);

WHEREAS, the total amount due under the Note is $_____________ as of the effective date hereof; and

WHEREAS, Holder desires to convert and exchange the amount of ___________________ Dollars ($________________) of this indebtedness evidenced by the Note for _______ Units of 22nd Century as described in the Private Placement Memorandum, dated December 16, 2010 (the “Units”).

NOW, THEREFORE, in consideration for the mutual premises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto intending to be legally bound do hereby agree as follows:

1.           Holder hereby sells, assigns, conveys, transfers, converts, exchanges and delivers to 22nd Century, and 22nd Century hereby accepts, all of Holder’s right, title and interest in and to the indebtedness evidenced by the Note in the amount of ___________________ Dollars ($________________), free and clear of all liens, claims, encumbrances and interests in property of every kind and nature.

2.           Holder acknowledges and confirms receipt of (i) the Units in exchange for the above-described amount of the indebtedness evidenced by the Note and, if necessary, (ii) a new promissory note issued by 22nd Century to Holder for the remaining, unconverted balance of the Note in the amount of ___________________ Dollars ($________________).

3.           At any time and from time to time, upon request of 22nd Century, Holder agrees to do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, such further acts, instruments, documents, deeds, assignments, transfers, mortgages, conveyances, powers of attorney, confirmations and assurances as 22nd Century may reasonably request to more effectively convey, perfect, assign and transfer to and vest in 22nd Century, its successors and assigns, full legal right, title and interest in and actual possession of the above-described amount of the Note which has been converted under this Conversion Agreement.

IN WITNESS WHEREOF, the parties have executed this Conversion Agreement as of the date written above.

22nd Century Limited, LLC	[_________________________]

By:	By:
Name:	Name:
Title:	Title: